Exhibit 10.81

TWELFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Twelfth Amendment to Employment Agreement (the “Twelfth Amendment”) is made and entered into as of January 1, 2007 by and between Kennedy-Wilson Properties, Ltd., an Illinois corporation (“The Company”) a wholly owned subsidiary of Kennedy-Wilson Inc. a Delaware corporation, having an address of 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210, (“Company”), and James Rosten, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 4, 1999, and amended January 1, 2001, March 15, 2001, January 3, 2003, September 5, 2003, October 1, 2003, January 1, 2004, April 19, 2004, January 1, 2005, February 11, 2005 January 1, 2006, and August 1, 2006 (the “Agreement”) providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term of Employment.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiently of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of January 1, 2007 as follows:

1.                   Section 3 Term of Employment is amended such that the term of this Agreement is extended to December 31, 2007. Therefore, Section 3 of the Agreement is amended such that the termination date of December 31, 2006 is deleted and the termination date of “December 31, 2007 “is inserted in lieu thereof.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE COMPANY:		EMPLOYEE:
KENNEDY-WILSON INTERNATIONAL		/s/ Jim Rosten
a California corporation

/s/ William McMorrow
Title:	Chairman/ CEO